Exhibit 13.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Tim Hunt, of Hunt Mining Corp, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The annual report on Form 20-F of Hunt Mining Corp for the year ended December 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained the Report fairly presents, in all material respects, the financial condition and results of operation of Hunt Mining Corp.

Date:  April 30, 2015

/s/ Tim Hunt
Tim Hunt
President, Chief Executive Officer and Executive Chairman
(Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Hunt Mining Corp and will be retained by Hunt Mining Corp and furnished to the Securities and Exchange Commission or its staff upon request.